SECURITY AGREEMENT
(Financial Assets)

This Security Agreement (“Agreement”) to be effective as of April 26, 2012.

GRANT OF SECURITY INTEREST.  For valuable consideration, the undersigned AMERICAN WOODMARK CORPORATION, a Virginia corporation, or any of them ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having offices at 1021 East Cary Street, Richmond, Virginia 23219 ("Bank"), a security interest in: (a) Debtor's money market account no.(s): 4122307325 maintained at Bank (whether held in Debtor's name or as a Bank collateral account for the benefit of Debtor), any sub-account thereunder or consolidated therewith, and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (such accounts each and collectively being, the "Securities Account", and the parties at which the Securities Accounts are maintained each and collectively being, the "Intermediary"), (b) all financial assets credited to the Securities Account (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account, (with all the foregoing collectively defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds").  Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof.  As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the Virginia Uniform Commercial Code.

OBLIGATIONS SECURED.  The obligations secured hereby are the payment and performance of:  (a) all present and future Indebtedness of Debtor, or any of them (“Obligor”) to Bank and all extensions, renewals or modifications thereof, and restatements or substitutions therefor; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds.  The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. EXCLUSIONS FROM COLLATERAL. Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in, all Collective Investment Funds now or hereafter maintained in the Securities Account.  "Collective Investment Funds" means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.  In addition, Bank may, at its sole discretion and at any time upon written notice to Debtor, release Bank’s security interest in any WF Securities in the Collateral or Proceeds and exclude WF Securities from the determination of value requirements to which the Collateral is subject to hereunder.  Such release, if any, shall not relieve Debtor from the obligation to satisfy any value requirement set forth herein.  As used

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herein, "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS.  This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Obligors to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Obligors or Debtor or any other event or proceeding affecting any of the Obligors or Debtor.  As to any of Debtor that are not also an Obligor, this Agreement shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Obligors after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by any of the Obligors or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness.  Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office set forth above, or at such other address as Bank shall from time to time designate.  The obligations of Debtor hereunder shall be in addition to any obligations of Debtor under any other grants or pledges of security for any liabilities or obligations of any of the Obligors or any other person heretofore or hereafter given to Bank unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other grants or pledges of security.

OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY.  The obligations hereunder are joint and several and independent of the obligations of Obligors, and a separate action or actions may be brought and prosecuted against Debtor whether action is brought against any of the Obligors or any other person, or whether any of the Obligors or any other person is joined in any such action or actions.  Debtor acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Debtor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Debtor.  To the extent permitted by applicable law, Debtor waives the benefit of any statute of limitations affecting Debtor's liability hereunder or the enforcement thereof, and Debtor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Debtor's liability hereunder.  The liability of Debtor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Debtor, Debtor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel to the extent permissible), expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

TERMINATION.  This Agreement will terminate upon the performance of all obligations of Debtor to Bank secured hereby, including without limitation, the indefeasible payment and satisfaction in full of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor.

OBLIGATIONS OF BANK.  Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.  Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against

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the possibility of a decline in the market value of the Collateral or Proceeds.  Bank shall not be obligated to take any actions with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

REPRESENTATIONS AND WARRANTIES.

           (a)           Debtor represents and warrants to Bank that:  (i) Debtor's legal name is exactly as set forth on the first page and Debtor’s signature line of this Agreement, and all of Debtor 's organizational documents or agreements delivered to Bank are complete and accurate in every respect and Debtor is registered as an organization in good standing under the laws of the jurisdiction set forth therein; (ii) Debtor’s chief executive office is located at 3102 Shawnee Drive, Winchester, VA  22601; (iii) Debtor is the  owner of the Collateral and Proceeds; (iv) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (v) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (vi) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (vii) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (viii) no person or entity, other than Debtor, Bank and Intermediary, has any interest in or control over the Collateral; and (ix) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution.

    (b)           Each of Debtor who are not also the Obligor, further represent and warrant to Bank that:  (i) the Collateral pledged hereunder is so pledged at Obligors’ request; (ii) Bank has made no representation to Debtor as to the creditworthiness of any of the Obligors; and (iii) Debtor has established adequate means of obtaining from each of the Obligors on a continuing basis financial and other information pertaining to Obligors’ financial condition.  Debtor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Debtor's risks hereunder, and Debtor further agrees that Bank shall have no obligation to disclose to Debtor any information or material about any of the Obligors which is acquired by Bank in any manner.

COVENANTS OF DEBTOR.

    (a)           Debtor agrees in general:  (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to permit Bank to exercise its powers; (iii) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (iv) not to change Debtor's name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (v) not to change the places where Debtor keeps any of the Collateral or Debtor 's records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same ; and (vi) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

    (b)           Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing:  (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank's security interest in Collateral and Proceeds; (ii) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted by Bank in writing; (iii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit

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Bank to inspect the same and make copies thereof at any reasonable time; (v) if requested by Bank following the occurrence of an Event of Default, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) in the event Bank elects to receive payments of Collateral or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (vii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (viii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Debtor and Intermediary relating to the Collateral.

POWERS OF BANK.  Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, if an Event of Default has occurred and is continuing:  (a) to perform any obligation of Debtor hereunder in Debtor 's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder.  To effect the purposes of this Agreement or otherwise upon instructions of Debtor, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee.  If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof.  The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Bank may determine.  All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank.  Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

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DEBTOR'S WAIVERS.

(a)           Debtor waives any right to require Bank to:  (i) proceed against any of the Obligors or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Obligors or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any of the Obligors or any other person; (iv) take any other action or pursue any other remedy in Bank's power; (v) make any presentment or demand for performance, or any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed or secured hereunder, or in connection with the creation of new or additional Indebtedness; or (vi) to set off against the Indebtedness the fair value of any real or personal property given as collateral for the Indebtedness.

(b)           Debtor waives any defense to its obligations hereunder based upon or arising by reason of:  (i) any disability or other defense of any of the Obligors or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Obligors or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Obligors which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (iv) the application by any of the Obligors of the proceeds of any Indebtedness for purposes other than the purposes represented by Obligors to, or intended or understood by, Bank or Debtor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Obligors or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Obligors; (vi) any impairment of the value of any interest in the Collateral or Proceeds, or any other security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that a party to this Agreement give any notice of acceptance of this Agreement.  Until all Indebtedness shall have been paid in full, Debtor shall have no right of subrogation, and Debtor waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Obligors or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.  Debtor further waives all rights and defenses Debtor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Debtor's rights of subrogation or Debtor's rights to proceed against any of the Obligors for reimbursement, or (B) any loss of rights Debtor may suffer by reason of any rights, powers or remedies of any of the Obligors in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Obligors' Indebtedness, whether by operation of law, or otherwise, including any rights Debtor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness, and Debtor waives any rights Debtor may have under Sections 49-25 and 49-26 of the Code of Virginia (1950), as amended, including any right to require Bank to proceed against Obligor or any collateral that secures the Indebtedness.

AUTHORIZATIONS TO BANK.  Debtor authorizes Bank either before or after revocation hereof, without notice to or demand on Debtor, and without affecting Debtor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) apply the Collateral and

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Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Obligors to any Indebtedness of any of the Obligors to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Agreement, and Debtor hereby waives any provision of law regarding application of payments which specifies otherwise.  Bank may without notice assign this Agreement in whole or in part.

PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.  Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:  (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between any of the Obligors and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Debtor and Intermediary relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of any rights of Bank in any Collateral or Proceeds, or any  attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

REMEDIES.  Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the Virginia Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact Intermediary and to instruct Intermediary to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral and to give such withdrawal and/or redemption notices as may be required with respect to any of the Collateral.  All rights, powers, privileges and remedies of Bank shall be cumulative.  No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.  While an Event of Default exists:  (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank's request, Debtor will assemble and deliver all Collateral, and books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank.  For any Collateral or Proceeds consisting of securities, Bank shall be under no obligation to delay a sale or other disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.  Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

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DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS.  In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like.  Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.  Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

NOTICES.  All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified above and to Debtor at the address of its chief executive office specified above or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows:  (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

COSTS, EXPENSES AND ATTORNEYS' FEES.  Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel to the extent permissible), incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and if suit is brought whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto.  All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime rate in effect from time to time.

SUCCESSORS; ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Debtor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent.  Debtor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Obligors to Bank and any obligations with respect thereto, including this Agreement.  In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Debtor and/or this Agreement, whether furnished by Obligors, Debtor or otherwise.  Debtor further agrees that Bank may disclose such documents and information to Obligors.

AMENDMENT.  This Agreement may be amended or modified only in writing signed by Bank and Debtor.

APPLICATION OF SINGULAR AND PLURAL.  In all cases where there is but a single Obligor, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Obligor named herein or when this Agreement is executed by more than one Debtor, the word "Obligors" and the word "Debtor" respectively shall mean all or any one or more of them as the context requires. If Obligor is a signator of this Agreement, the word “Obligor” includes “Debtor”, and the word “Debtor” includes “Obligor”, as the context may require.

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SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

ARBITRATION.

(a)           Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b)           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Virginia selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)           No Waiver of Provisional Remedies, Self-Help and Foreclosure.    The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii), and (iii) of this paragraph.

(d)           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Virginia or a neutral retired judge of the state or federal judiciary of Virginia and in either case, with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Virginia and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Virginia Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

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(e)           Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)           Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)           Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)            Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

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SECURITY AGREEMENT
(Financial Assets)

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

DEBTOR:

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:	/s/ Jonathan Wolk (SEAL)
Name:	Jonathan Wolk
Title:	Senior Vice President & CFO

18060835_3.DOCX